UNITED STATES
SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 2, 2005

AEP INDUSTRIES INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-14450	22-1916107
(Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey		07606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 641-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 2, 2005, the Registrant completed its sale of the businesses associated with its AEP Industries (Australia) Pty Limited and AEP Industries (NZ) Limited subsidiaries (such subsidiaries, the “Sellers”) combined with most of the operating assets associated with these businesses.  The businesses and related operating assets have been sold to Flexible Packaging Operations Australia Pty Limited and Flexible Packaging Operations New Zealand Limited (the “Purchasers”), both of which are subsidiaries of Catalyst Investment Managers Pty Limited.  The purchase price of the sale was $58,600,000, subject to adjustment, and rights to certain real property, as discussed below.  The purchase price includes  $22,865,000 payable for certain accounts receivable of the Sellers, which amount is characterized as a loan by the Purchasers to the Sellers in the Asset Sale Agreement and is repayable by the  proceeds of the collection of such receivables.

The assets sold exclude approximately 22 acres of land and building facilities located in Sydney, Australia, and owned by AEP Industries (Australia).  Flexible Packaging Operations Australia will lease this property rent-free for a period that will not exceed 1½ years, except that such tenant will be responsible for the costs of all utilities and other expenses relating to the ownership, operation, management and maintenance of the property, including taxes, during the lease term.  Flexible Packaging Operations Australia has the option to either renew the lease or vacate the property after the initial lease term.  The Registrant currently intends to sell the property at such time.  The book value of this property is approximately $8,000,000.

As of and for the three months ended January 31, 2005, the disposed businesses recorded a net loss of $864,000, and the assets sold, including $11.3 million of goodwill allocated to these operations, represented approximately 22.0 % of the Registrant’s total assets.

Item 9.01. Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired – None

(b)                                 Pro Forma Financial Information – None

(c)                                  Exhibits -

Exhibit No.	Description
10.1

Asset Sale Agreement, dated April 19, 2005, among AEP Industries (Australia) Pty Limited and AEP Industries (NZ) Limited, as Vendors, Flexible Packaging Operations Australia Pty Limited and Flexible Packaging Operations New Zealand Limited, as Purchasers and AEP Industries Inc., as Guarantor

10.2	Lease, dated May 2, 2005, between AEP Industries (Australia) Pty Limited, as Landlord, and Flexible Packaging Operations Australia Pty Limited, as Tenant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

May 6, 2005	By:	/s/	Paul M. Feeney
Paul M. Feeney
Executive Vice President, Finance
and Chief Financial Officer